Exhibit 99.1

(Investors)	Robert B. Tschudy Senior Vice President and CFO SCPIE Holdings Inc. 310/557-8739 e-mail: rtschudy@scpie.com	(Media)	Howard Bender SCPIE Holdings Inc. 310/551-5948 e-mail: hbender@scpie.com

Roger Pondel PondelWilkinson Inc. 310/279-5980 e-mail: rpondel@pondel.com

SCPIE HOLDINGS REPORTS IMPROVED FINANCIAL RESULTS

FOR 2005 YEAR AND FOURTH QUARTER

— Core Healthcare Liability Insurance Business Remains Strong —

Los Angeles, California – March 9, 2006 – SCPIE Holdings Inc. (NYSE:SKP), a major provider of healthcare liability insurance, today reported improved financial results for the year and fourth quarter ended December 31, 2005.

For the full 2005 year, SCPIE recorded net income of $3.5 million, equal to $0.36 per fully diluted share, marking a sharp turnaround from last year’s net loss of $7.9 million, or $0.84 per fully diluted share. Total revenues for 2005 amounted to $151.5 million, compared with $157.3 million last year, as the company continued to wind down its discontinued non-core healthcare liability and assumed reinsurance operations. The positive 2005 performance benefited, primarily, from the continued improvement in the company’s core healthcare liability insurance business in California, where the company implemented a 6.5% rate increase at the beginning of the year.

For the fourth quarter of 2005, SCPIE registered net income of $3.2 million, or $0.33 per fully diluted share, on total revenues of $40.4 million. For the same period last year, the company sustained a net loss of $3.4 million, or $0.36 per fully diluted share, on total revenues of $36.4 million.

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SCPIE Holdings Inc.

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Core Operating Review

Net earned premiums for SCPIE’s core healthcare liability insurance business in 2005 rose to $127.6 million from $123.2 million in 2004. Net written premiums for 2005 were $126.9 million, compared to $128.6 million last year.

The core business produced an underwriting profit of $11.2 million for 2005, versus an underwriting loss of $1.9 million a year ago. Significantly improved loss trends, as well as the rate increase, contributed to the better performance. Evidencing consistent progress in its core business, the loss ratio attributable to core operations showed further improvement, decreasing to 70.9% from 80.6% last year, and the expense ratio attributable to core operations for 2005 dropped slightly to 20.3% from 20.9% for the full 2004 year. The combined ratio for 2005 dropped to 91.2%, representing a sharp improvement over the 101.5% combined ratio for 2004.

SCPIE’s retention rate for its core healthcare liability insurance business was 95% in 2005. This is an improvement over the 92% figure in 2004.

For the 2005 fourth quarter, net earned premiums for SCPIE’s core healthcare liability insurance business rose to $31.1 million from $29.9 million. Net written premiums decreased to $24.6 million in the 2005 fourth quarter from $25.1 million a year earlier.

For the final quarter of 2005, the core business produced an underwriting profit of $5.1 million, up from $0.8 million in the corresponding period last year. The combined ratio for the 2005 fourth quarter decreased to 83.6%, from 97.2% a year ago. The loss ratio attributable to core operations for the 2005 fourth quarter dropped to 65.1% from 76.0% last year, and the expense ratio for the final quarter of 2005 decreased to 18.5% from 21.2% in last year’s fourth quarter.

“The progress SCPIE achieved in 2005 is directly attributable to our disciplined execution of strategies that have been put in place over the past several years,” said Donald J. Zuk, SCPIE President and Chief Executive Officer. “For 2006, we will continue our focus on strict underwriting, risk management and claims evaluation, along with providing excellent customer service to help us attract and retain a quality insured base of healthcare professionals.”

Non-Core Review

In states other than California and Delaware, SCPIE continued to run off its non-core healthcare liability operations. Outstanding reserves for the discontinued healthcare liability operations declined further in 2005 to $60.6 million from $97.3 million at December 31, 2004. The 2005 underwriting gain for non-core healthcare liability operations amounted to $2.6 million, compared with an underwriting loss of $13.4 million for 2004. These results include the benefit of a $3 million reduction in reserves due to improved experience in 2005 in resolving out-of-state

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physician claims, along with fewer-than-projected claims reported. Open claims dropped to 229 at 2005 year-end from 431 a year ago.

SCPIE had underwriting losses for 2005 of $31.3 million—$8.5 million in the fourth quarter—in the assumed reinsurance segment. This loss was principally attributable to adjustments made by the company with certain treaties, as well as additional reported claims and increased loss estimates, primarily from Lloyd’s syndicates. Much of the fourth-quarter loss was attributable to the closure of the last Lloyd’s syndicate for which the company provided capital.

“The closure of our last Lloyd’s syndicate should greatly improve our key capital adequacy metrics, which has been a primary goal of ours,” added Zuk. “We believe this will be a positive factor in our A.M. Best rating evaluation.”

Financial Summary

For 2005, SCPIE’s total revenues of $151.5 million include net earned premiums of $128.4 million, net investment income of $17.8 million and a realized investment gain of $4.0 million. For 2004, total revenues of $157.3 million, included net earned premiums of $136.1 million, net investment income of $19.2 million and realized investment gains of $1.5 million. Net premiums written in 2005 totaled $126.3 million, compared with $129.2 million in 2004.

Total revenues of $40.4 million for the final quarter of 2005 comprised $32.0 million of earned premiums, $4.5 million of net investment income and $4.3 million of realized investment gains. For the fourth 2004, revenues of $36.4 million included $32.4 million of earned premiums, $4.1 million of net investment income and $0.1 million of realized investment losses. Net written premiums for the 2005 fourth quarter totaled $25.5 million, compared with $27.0 million a year earlier.

SCPIE’s balance sheet remained debt-free at December 31, 2005. Book value per share totaled $20.05, compared with $20.68 at December 31, 2004.

Supplemental financial data relating to the performance of the company’s non-core direct healthcare liability operations and its assumed reinsurance business is contained in a detailed financial statement accompanying this news release.

About SCPIE Holdings

SCPIE Holdings Inc. is a leading provider of healthcare liability insurance for physicians, oral and maxillofacial surgeons, and other healthcare providers, as well as medical groups and healthcare facilities. Since the company was founded in 1976, it has carved out a significant

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niche in the insurance industry by providing innovative products and services specifically for the healthcare community.

Investor Conference Call

An investor conference call to discuss SCPIE’s 2005 and fourth quarter results will be conducted today, March 9, 2006, at 9 a.m. PST ( noon EST). The call will be open to all interested investors through a live audio web broadcast via the Internet at www.scpie.com and www.earnings.com. Questions, which will be answered during the conference call as time permits, can be submitted prior to the call or during the call by clicking on the icon on the home page of SCPIE’s website.

Rebroadcast over the Internet will be available for one year on both websites. A telephonic playback of the call will be available from approximately 11 a.m. PST today to 5 p.m. PST, March 16, 2006. Listeners should call 888/286-8010 (domestic) or 617/801-6888 (international) and use Reservation Number 35481559.

# # #

In addition to historical information, this news release contains forward-looking statements that are based upon the company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Actuarial estimates of losses and loss expenses, expectations concerning the company’s ability to retain current insureds at profitable levels, successful withdrawal from the assumed reinsurance business, continued solvency of the company’s reinsurers, obtaining rate change regulatory approvals, expansion of liability insurance business in its principal market, and improved performance and profitability are dependent upon a variety of factors, including future economic, competitive and market conditions, frequency and severity of catastrophic events, future legislative and regulatory actions, uncertainties and potential delays in obtaining rate approvals, the level of ratings from recognized rating services, the inherent uncertainty of loss and loss expense estimates in both the core business and discontinued non-core businesses, and the cyclical nature of the property and casualty insurance industry, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. The company is also subject to certain structural risks as an insurance holding company, including statutory restrictions on dividends and other intercompany transactions. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the company’s objectives or plans will be realized.

SCPIE Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in Thousands)

	December 31, 2005	December 31, 2004
ASSETS
Securities available-for-sale:
Fixed maturities investments, at fair value (amortized cost 2005 - $469,350; 2004 - $454,278)	$461,480	$454,817
Equity investments, at fair value (cost 2005 - $1,934; 2004 - $12,100)	2,095	16,173

Total securities available-for-sale	463,575	470,990
Mortgages	0	10,400
Cash and cash equivalents	68,783	94,390

Total investments	532,358	575,780
Accrued investment income	5,874	5,849
Premiums receivable	18,731	12,603
Assumed Reinsurance Receivables	6,960	119,937
Reinsurance recoverable	55,933	197,520
Deferred policy acquisition costs	7,120	9,063
Deferred federal income taxes, net	51,214	48,454
Property and equipment, net	2,449	2,954
Other assets	6,325	7,475

Total assets	$686,964	$979,635

LIABILITIES
Reserves:
Loss and loss adjustment expenses	$429,315	$638,747
Unearned premiums	41,705	43,811

Total reserves	471,020	682,558
Amounts held for reinsurance	4,818	77,519
Other liabilities	20,333	25,036

Total liabilities	496,171	785,113
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock - par value $1.00, 5,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock - par value $.0001, 30,000,000 shares authorized, 12,792,091 shares issued, 2005 - 9,516,916 shares outstanding 2004 - 9,404,604 shares outstanding	1	1
Additional paid-in capital	37,127	37,127
Retained earnings	259,645	256,177
Treasury stock, at cost (2005 - 2,775,175 shares and 2004 - 2,887,487 shares)	(97,063)	(97,654)
Subscription notes receivable	(2,649)	(3,018)
Accumulated other comprehensive income	(6,268)	1,889

Total stockholders’ equity	190,793	194,522

Total liabilities and stockholders’ equity	$686,964	$979,635

SCPIE Holdings Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in Thousands, except per-share data)

	Twelve Months Ended		Three Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Revenues:
Net premiums earned	$128,436	$136,106	$32,028	$32,406
Net investment income	17,818	19,174	4,463	4,147
Realized investment gains	4,018	1,502	4,276	(102)
Other revenue	1,183	540	(339)	(60)

Total revenues	151,455	157,322	40,428	36,391
Expenses:
Losses & loss adjustment expenses incurred	111,156	138,927	25,140	38,382
Other operating expenses	34,807	26,273	10,306	3,275

Total expenses	145,963	165,200	35,446	41,657

Income before federal income taxes	5,492	(7,878)	4,982	(5,266)
Income tax expenses (benefits)	2,024	8	1,768	(1,890)

Net income	$3,468	$(7,886)	$3,214	$(3,376)

Basic earnings (loss) per share of common stock	$0.37	$(0.84)	$0.34	$(0.36)

Diluted earnings (loss) per share of common stock	$0.36	$(0.84)	$0.33	$(0.36)

Average number of shares outstanding-basic	9,455,391	9,393,670	9,512,441	9,393,670
Average number of shares outstanding-diluted	9,549,353	9,393,670	9,606,403	9,393,670

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	Twelve Months Ended December 31 2005					Twelve Months Ended December 31 2004
	Direct Healthcare Liability		Assumed Reinsurance (4) (5)	Other	Total (6)	Direct Healthcare Liability		Assumed Reinsurance (4) (5)	Other	Total (6)
	Core (2)	Non-Core (3) (4)				Core (2)	Non-Core (3) (4)
Net written premium (1)	$126,872	$377	$(918)		$126,331	$128,641	$(1,807)	$2,376		$129,210
Net earned premium	127,556	393	487		128,436	123,194	(1,716)	14,628		136,106
Net investment income				$17,818	17,818				$19,174	19,174
Realized investment gains				4,018	4,018				1,502	1,502
Other revenue				1,183	1,183				540	540

Total revenue	127,556	393	487	23,019	151,455	123,194	(1,716)	14,628	21,216	157,322
Incurred loss and LAE	90,463	(2,297)	22,990		111,156	99,302	11,288	28,337		138,927
Other expenses	25,900	78	8,829		34,807	25,742	392	139		26,273

Net underwriting income (loss)	$11,193	$2,612	$(31,332)		(17,527)	$(1,850)	$(13,396)	$(13,848)		(29,094)

Net investment income and other revenue				$23,019	23,019				$21,216	21,216

Income before federal Income taxes					$5,492					$(7,878)

Net cash used in operating activities					$(20,246)					$(63,300)

Loss ratio	70.9%					80.6%
Expense ratio	20.3%					20.9%

Combined ratio (GAAP)	91.2%					101.5%

1)	Net written premium is a non-GAAP financial measure which represents the premiums charged on policies issued during a fiscal period less any reinsurance. Net written premium is a statutory measure of production levels. Net earned premium, a comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. A reconciliation of net written premium to net earned premium is provided herein.

2)	Core Direct Healthcare Liability Business represents California and Delaware excluding discontinued dental and hospital programs.

3)	Non-Core Direct Healthcare Liability Business represents other state business and dental and hospital programs in California.

4)	Ratios are not shown for the Non-Core Healthcare Liability and Assumed Reinsurance columns, because their run-off status produces ratios which are not meaningful.

5)	The expense component for the Assumed Reinsurance segment includes the effect of the retrospective accounting treatment required by Financial Accounting Standards Board No. 113, more fully described in SCPIE’s 2004 Annual Filing in Form 10K, page 38.

6)	Ratios are not shown for the Total column, because inclusion of the discontinued Non-Core Healthcare Liability and Assumed Reinsurance results produce ratios which are no longer meaningful.

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	Three Months Ended December 31 2005					Three Months Ended December 31 2004
	Direct Healthcare Liability		Assumed Reinsurance (4) (5)	Other	Total (6)	Direct Healthcare Liability		Assumed Reinsurance (4) (5)	Other	Total (6)
	Core (2)	Non-Core (3) (4)				Core (2)	Non-Core (3) (4)
Net written premium (1)	$24,585	$321	$606		$25,512	$25,084	$(546)	$2,415		$26,953
Net earned premium	31,082	320	626		32,028	29,856	(539)	3,089		32,406
Net investment income				$4,463	4,463				$4,147	4,147
Realized investment gains (losses)				4,276	4,276				(102)	(102)
Other revenue			—	(339)	(339)				(60)	(60)

Total revenue	31,082	320	626	8,400	40,428	29,856	(539)	3,089	3,985	36,391
Incurred loss and LAE	20,234	315	4,591		25,140	22,681	4,329	11,372		38,382
Other expenses	5,739	28	4,539		10,306	6,329	290	(3,344)		3,275

Net underwriting income (loss)	$5,109	$(23)	$(8,504)		(3,418)	$846	$(5,158)	$(4,939)		(9,251)

Net investment income and other revenue				$8,400	8,400				$3,985	3,985

Income (loss) before federal Income taxes					$4,982					$(5,266)

Net cash used in operating activities					$14,631					$6,121

Loss ratio	65.1%					76.0%
Expense ratio	18.5%					21.2%

Combined ratio (GAAP)	83.6%					97.2%

1)	Net written premium is a non-GAAP financial measure which represents the premiums charged on policies issued during a fiscal period less any reinsurance. Net written premium is a statutory measure of production levels. Net earned premium, a comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. A reconciliation of net written premium to net earned premium is provided herein.

2)	Core Direct Healthcare Liability Business represents California and Delaware excluding discontinued dental and hospital programs.

3)	Non-Core Direct Healthcare Liability Business represents other state business and dental and hospital programs in California.

4)	Ratios are not shown for the Non-Core Healthcare Liability and Assumed Reinsurance columns, because their run-off status produces ratios which are not meaningful.

5)	The expense component for the Assumed Reinsurance segment includes the effect of the retrospective accounting treatment required by Financial Accounting Standards Board No. 113, more fully described in SCPIE’s 2004 Annual Filing in Form 10K, page 38.

6)	Ratios are not shown for the Total column, because inclusion of the discontinued Non-Core Healthcare Liability and Assumed Reinsurance results produce ratios which are not meaningful.

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	12/31/2005
Fixed-maturity portfolio
U.S. government & agencies	$186,280	40.4%
Mortgage & asset-backed	85,466	18.5%
Corporate	189,734	41.1%

Total	$461,480	100.0%
Average quality		AAA
Effective duration		3.1
Yield to maturity		4.3%
Weighted average combined maturity		4.1

	Twelve Months Ended		Quarter Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Total premiums
Net written premium	$126,331	$129,210	$25,512	$26,953
Change in unearned premium	2,105	6,896	6,516	5,453

Net earned premium	$128,436	$136,106	$32,028	$32,406